United States
Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2005

Lodgian, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-14537 (Commission File Number)	52-2093696 (I.R.S. Employer Identification No.)

3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)

(404) 364-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

      Beginning on May 11, 2005, the Company intends to conduct a series of meetings with investors at which it will present information and guidance pertaining to the Company’s recent and anticipated future performance. One of the purposes of this Report on Form 8-K is to furnish, as an exhibit, a copy of the slides to be presented to analysts at the meetings.

Item 8.01. Other Events.

      The Company anticipates that at the meetings referred to above, management will present additional information relating to RevPAR, or revenue per available room, and 2004 summary financial information adjusted for three hotels identified as held for sale during the first quarter 2005, that has not been previously reported by the Company. One of the purposes of this Report on Form 8-K is to present the additional RevPAR and financial information under cover of Item 8.01 in this report so that it, but not the other information contained in this report, will be deemed filed for purposes of the Securities Exchange Act of 1934.

      The table below presents RevPAR information for the year ended December 31, 2004 compared with RevPAR for the year ended December 31, 2003. The first line presents this information for all of Lodgian’s hotels that were part of its continuing operations for those two years, excluding RevPAR data for the hotels that were part of its discontinued operations. The second line presents RevPAR for the 56 hotels that were not damaged by hurricanes in 2004 and were not affected by renovations, and the associated revenue displacement, in either 2004 or 2003. The third line shows RevPAR for Lodgian’s 17 hotels whose renovation was completed in 2003 or 2004, illustrating the resulting improvement in RevPAR by comparing full year 2004 with full year 2003 data. The fourth through seventh lines break down Lodgian’s RevPAR information by franchisor, and present separately the RevPAR information for Lodgian’s seven hotels that operated either under no national brand or were franchised by companies other than IHG, Marriott or Hilton.

		2004 RevPAR	Change
All Continuing Operations (CO)	74 hotels	$47.91	+5.1%
CO, Excluding Damaged/ Renovation	56 hotels	$47.22	+6.1%
Renovated Hotels (‘03/’04)	17 hotels	$55.63	+11.8%
IHG Hotels	46 hotels	$48.04	+4.3%
Marriott Hotels	15 hotels	$55.96	+5.8%
Hilton Hotels	4 hotels	$58.74	+20.1%
Independent and Other Hotels	7 hotels	$26.96	-5.6%

Summary financial information for 2004 reflecting 3 new held for sale assets

($ millions)	Q4 2004	2004 Full Year
Total Revenues- Continuing Operations	$72.2	$313.7
Net Loss	($13.8)	($31.8)
EBITDA- Continuing Operations	$4.8	$52.6
Margin	13.8%	19.2%

      EBITDA is a non-GAAP measures and should not be used as a substitute for measures such as net income (loss), cash flows from operating activities, or other measures computed in accordance with GAAP. Depreciation, amortization and impairment are significant non-cash expenses for us as a result of the high proportion of our assets which are long-lived, including property, plant and equipment. We depreciate property, plant and equipment over their estimated useful lives and amortize deferred financing and franchise fees over the term of the applicable agreements. Preferred stock dividends are treated as interest expense and, hence, are added back to loss from continuing operations to derive EBITDA. The company uses EBITDA to measure its performance and to assist in the assessment of hotel property values. EBITDA is also a widely used industry measure which Lodgian believes provides pertinent information to investors and is an additional indicator of the company’s operating performance.

      The following table presents EBITDA from continuing operations, a non-GAAP measure, for the fourth quarter and full year 2004, and provides a reconciliation with the loss from continuing operations, a GAAP measure:

($ thousands)	Q4 2004	2004 Full Year
Loss from continuing operations	$(8,578)	$(31,644)
Depreciation and amortization	6,523	26,945
Interest income	(345)	(648)
Interest expense	7,456	42,251
Preferred stock dividends	0	9,383
Loss on preferred stock redemption	0	6,063
Provision/(benefit) for income taxes	(259)	228

EBITDA	$4,797	$52,578

Loss from continuing operations, and accordingly, EBITDA from continuing operations, is after deducting the following items:

Post-emergence Chapter 11 expenses, included in corporate and other on consolidated statement of operations	61	457
Impairment loss	4,878	4,879
Casualty losses for damage caused to our properties by the hurricanes that hit the Southeastern United Staets in the third quarter 2004	294	2,313
Adjustments to bankruptcy claims reserve	(38)	(38)

Item 9.01. Financial Statements and Exhibits.

(c) The following Exhibit is furnished with this report:

Exhibit 99.1 Slide presentation of Lodgian, dated May 11, 2005.

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      Except for the information disclosed above under Item 8.01, the information in this report, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, except for the information disclosed above under Item 8.01, the information in this report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lodgian, Inc. Dated: May 11, 2005
By:	/s Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Slide presentation of Lodgian, dated May 11, 2005.

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